Exhibit 23.3





                      Consent of Independent Public Accountants
                      -----------------------------------------


As independent public accountants, we hereby consent to the use of our reports made a part of this registration statement.



/s/ Arthur Andersen LLP

Chicago, Illinois,
May 23, 1996